Exhibit 99.1

CONSENT OF PROSPECTIVE OFFICER

I, C. M. Albero, hereby consent to be named as a prospective officer of SAIC, Inc. in the Registration Statement on Form S-1 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ C. M. ALBERO
C. M. Albero

Dated: September 1, 2005